FOR IMMEDIATE RELEASE EXHIBIT 99.1

Adeia Initiates Patent Infringement Litigation Against Fubo

SAN JOSE, Calif., July 1, 2026 — Adeia Inc. (Nasdaq: ADEA), the technology company whose innovations power next-generation media and semiconductor experiences, today announced that its wholly owned subsidiary has filed a patent infringement lawsuit against FuboTV Inc. (NYSE: FUBO) and certain of its subsidiaries in the United States District Court for the District of Delaware.

“We are committed to reaching a fair and mutually beneficial agreement through constructive engagement and good-faith negotiations,” said Paul E. Davis, chief executive officer of Adeia. “Our media technologies are broadly licensed across the pay-TV industry, and we remain open to a resolution with Fubo that appropriately recognizes the value of our innovations. We believe we were left with no choice but to file this lawsuit to protect our intellectual property which reflects decades of research, development and investment.”

In its complaint, Adeia alleges that the Fubo defendants infringe four U.S. patents in Adeia’s media intellectual property (IP) portfolio. The asserted patents relate to technologies that enable key features of advanced media delivery and streaming experiences used by consumers across a broad range of video platforms.

Although Disney is a controlling shareholder of Fubo, Adeia’s previously announced settlement and license with Disney is separate and independent from the claims asserted in this lawsuit regarding Fubo’s unauthorized use of Adeia’s patented technologies. This lawsuit is a distinct matter between Adeia and Fubo.

Over the past four decades, Adeia and its predecessor companies have continuously invested in research and development, resulting in one of the world’s largest intellectual property portfolios comprised of more than 13,750 worldwide patent assets. Today, Adeia’s intellectual property is licensed by many of the world’s leading media, consumer electronics, streaming and semiconductor companies, reflecting the broad adoption and value of its innovations.

About Adeia Inc.

Adeia (Nasdaq: ADEA) is the technology company known for developing foundational innovations that enable next-generation solutions for the semiconductor and media industries. We invent and license foundational technologies that shape the future of digital entertainment, electronics, and high-performance computing. Our portfolio transforms technologies into an experience that is intelligent, immersive, and personal. For more, please visit www.adeia.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the Company’s control, and are not guarantees of future results.

Forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements.

Important risk factors that may cause such a difference include, but are not limited to: the Company’s ability to implement its business strategy; the Company’s ability to enter into new and renewal license agreements with customers on favorable terms; the Company’s ability to retain and hire key personnel; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the Company’s ability to grow and expand its patent portfolios; changes in technology and development of new technology in the industries in which in which the Company operates; our involvement in litigation and administrative proceedings to enforce or defend our IP rights; the evolving legal, regulatory and tax regimes under which the Company operates; unforeseen liabilities and expenses; risks associated with the Company’s indebtedness; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters and global health pandemics, each of which may have an adverse impact on the Company’s business, results of operations, and financial condition. These risks, as well as other risks associated with the Company’s business, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Causes of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, failure to complete licensing arrangements on anticipated terms and timeline, failure to prevail in litigation we may bring against third parties, including against FuboTV Inc. described herein, financial loss, legal liability to third parties and similar risks, the cost of litigation may exceed our current expectations, and failure to attract or retain employees, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Investor Relations:

Chris Chaney

Vice President, Investor Relations

IR@adeia.com

Media Relations:

Anna Enerio

Vice President, Marketing

marketing@adeia.com